                NONSTATUTORY STOCK OPTION AWARD AGREEMENT

     This Nonstatutory Stock Option Agreement (this "Option
Agreement") is made and entered into effective as of the 12th day of June, 1995, by and between Life Partners Group, Inc., a Delaware corporation ("LPG"), and Keith Gubbay (the "Optionee") in accordance with and pursuant to the terms of LPG's 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan").

                         W I T N E S S E T H:

     WHEREAS, the Optionee and LPG have entered into that certain
Employment Agreement dated May 22, 1995 (the "Employment Agreement"), pursuant to which, among other things, the Optionee has been employed by LPG on the terms and conditions set forth therein; and

     WHEREAS, as an additional incentive to the Optionee to enter into and remain in the employ of LPG and to devote his best efforts to the business and affairs of LPG, LPG desires to grant to the Optionee certain nonstatutory stock options to purchase from LPG, at the times and on the conditions hereinafter set forth, shares of LPG's Common Stock, par value $0.001 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

     1. DEFINITIONS; COPY OF PLAN. To the extent not specifically provided herein or otherwise required by context, all capitalized terms used in this Option Agreement, but not defined herein, shall have the same meanings ascribed to them in the Plan. By the execution of this Option Agreement, the Optionee acknowledges that he or she has received and reviewed a copy of the Plan. LPG represents that the copy of the Plan so delivered is accurate and correct in all respects.

      2. GRANT OF OPTION. LPG hereby grants to the Optionee the option (the "Option") to purchase from LPG, at the times, at the Exercise Price (as hereinafter defined), and on the conditions set forth in this Option Agreement, up to 100,000 shares of Common Stock (subject to adjustment as provided in Section 7 hereof). The Option is not intended to qualify, and shall not be construed, as an "incentive stock option" under Section 422 of the Code.

     3. EXERCISE OF OPTION.

     (a) TIME OF EXERCISE.   The Option shall become exercisable (i)
as to 20,000 shares on June 12, 1996, (ii) as to an additional 20,000 shares on June 12, 1997, (iii) as to an additional 20,000 shares on June 12, 1998, (iv) as to an additional 20,000 shares on June 12, 1999, and (v) as to the remaining 20,000 shares on June 12, 2000. Subject to Sections 5 and 8 below, the Option must be exercised by the Optionee prior to 1:00 p.m., Denver, Colorado time, on June 12, 2005 (the "Termination Date"). If the Optionee fails to exercise the Option in full prior to the Termination Date, all rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the Option shall automatically cease and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the Option shall terminate and be of no further force and effect.

     (b) PURCHASE PRICE.   The purchase price for each share of
Common Stock purchased upon exercise of the Option will be $18.50 per share, which price per share is equal to the closing price per share for LPG's publicly traded Common Stock as quoted on the New York Stock Exchange on June 12, 1995 (the "Exercise Price"), subject to adjustment as provided in Section 7 hereof. No fractional shares of Common Stock shall be issued pursuant to the exercise of the Option, and the number of shares of Common Stock to be purchased in connection with the exercise of the Option (or any portion or portions thereof) shall be rounded down to the nearest whole share of Common Stock. In lieu of the issuance of any fractional share of Common Stock, LPG shall pay to the Optionee an amount in cash equal to the same fraction (as the fractional share of Common Stock) of the Exercise Price.

     4. METHOD OF EXERCISE AND PAYMENT. Subject to Sections 3, 5, and 8 hereof, the Option may be exercised by the Optionee in whole or in part, from time to time, by giving written notice to LPG of his intent to exercise the Option (an "Exercise Notice") at least 15 calendar days prior to the proposed exercise date, which proposed exercise date shall not be more than 30 calendar days after the date the notice is given. Such notice shall (a) specify the portion or portions of the Option being exercised, (b) be signed by the Optionee or, if the Optionee is deceased or Disabled, by the person authorized to exercise the Option pursuant to Section 5(c) hereof, (c) specify the number of shares of Common Stock to be purchased upon exercise of such Option (or portion or portions thereof), (d) specify the Exercise Price to be paid therefor, (e) represent in form satisfactory to LPG that the shares of Common Stock are being purchased for investment and not with a view to resale or distribution, and (f) state the date and time of the proposed exercise date. A form of Exercise Notice has been attached hereto as Exhibit A. Exercise of the Option shall occur only upon payment to LPG of the respective full Exercise Price for the shares of Common Stock then being purchased, which purchase price shall be made against delivery of the certificate or certificates for the shares of Common Stock purchased. Payment may be made in cash, by certified or cashier's check, or in such other manner permitted under the Plan as may be acceptable to LPG.

     5. TERMINATION OF EMPLOYMENT PRIOR TO EXERCISE.

     (a) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. If the Optionee's employment with LPG is terminated prior to the exercise in full of the Option, other than by (i) the Optionee for Good Reason (as defined in the Employment Agreement), (ii) LPG without Cause (as defined in the Employment Agreement), or (iii) the death or Disability of the Optionee, then all rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the Option shall cease immediately upon the effective date of such termination (regardless of whether or not such unexercised portion or portions of the Option are exercisable as of the effective date of such termination), and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the Option shall terminate and be of no further force and effect as of the effective date of such termination.

     (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Optionee's employment with LPG is terminated by the Optionee for Good Reason (including Good Reason resulting from a Change in Control (as defined in the Plan)) or by LPG without Cause prior to the exercise in full of the Option, the Option shall be immediately exercisable without regard to the vesting schedule set forth in
Section 3(a) hereof, and the Optionee may exercise, in whole or in part, the unexercised portion or portions of the Option by notifying LPG in writing not later than 90 calendar days after the effective date of such termination. Such notice to LPG and the method of payment for the shares of Common Stock to be purchased shall be in accordance with Section 4 of this Option Agreement. All rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the Option shall automatically cease, and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the Option shall terminate and be of no force and effect, if the Optionee fails to give such notice within such 90-day time period or if, after having given such notice, the Optionee fails to exercise the Option as specified in the notice.

     (c) DEATH OR DISABILITY OF OPTIONEE. In the event the Optionee's employment with LPG is terminated as a result of the Optionee's death or Disability prior to the exercise in full of the Option, the Optionee (or the estate or guardian, as applicable, the Optionee) may exercise, in whole or in part, the unexercised portion or portions of the Option that are exercisable as of the date the Optionee's employment is so terminated by notifying LPG in writing not later than one calendar year after such date. Such notice to LPG and the method of payment for the shares of Common Stock to be purchased shall be in accordance with Section

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4 of this Option Agreement. All rights of the Optionee (or the estate or guardian, as applicable, of the Optionee) to purchase the shares of Common Stock subject to the unexercised portion or portions of the Option shall automatically cease, and any other rights of the Optionee (or the estate or guardian, as applicable, of the Optionee) provided in this Option Agreement with respect to such unexercised portion or portions of the Option shall terminate and be of no force and effect, if the Optionee (or the estate or guardian, as applicable, of the Optionee) fails to give such notice within such one-year time period or if, after having given such notice, the Optionee (or the estate or guardian, as applicable, of the Optionee) fails to exercise the Option as specified in the notice.

     6. NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in Section 5(c) hereof, the Option is personal to the Optionee, may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), may not be exercised by any other person or entity, and shall not be subject to execution, attachment, or similar process. Any purported transfer in violation of this Section 6 shall be absolutely void ab initio and of no force or effect whatsoever.

     7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event LPG at any time after June 12, 1995, (a) pays a dividend, or makes a distribution, in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issues any shares of its capital stock or other securities by reclassification of shares of Common Stock, then the Exercise Price of the Option granted hereunder and the number of shares of Common Stock then issuable pursuant to any unexercised portion of the Option shall be automatically adjusted to reflect accurately and equitably the effect thereon of any such change as provided for in Section 6.1 of the Plan. Any adjustments made pursuant to this Section 7 shall be determined in good faith by the Board of Directors of LPG after consulting with the Optionee, which determination shall, in the absence of manifest error, be conclusive and binding upon LPG and the Optionee.

     8. MERGER, CONSOLIDATION, SALE OF ASSETS, OR LIQUIDATION. In the event of any (a) merger or consolidation of LPG with or into another corporation or other entity (other than any merger or consolidation in which LPG is the surviving corporation), (b) sale of all or substantially all of the assets of LPG, or (c) voluntary or involuntary liquidation or dissolution of LPG (each hereinafter referred to as a "Reorganization"), the unexercised portion or portions of the Option shall terminate as of the closing date of such Reorganization unless exercised as provided in this Section 8. Notwithstanding any provision to the contrary contained in this
Section 8, in the event that a Reorganization results in a Change in Control, the Optionee will have, in addition to any rights or remedies specified in this Section 8, any rights or remedies that are available to him under Section 5 of this Option Agreement, and nothing contained in this Section 8 shall be construed to restrict any rights or remedies of Optionee specified in Section 5. Not later than 15 calendar days prior to the proposed date of, and subject to the consummation of, such Reorganization, written notice shall be given by LPG to the Optionee of such proposed Reorganization. The Option shall be immediately exercisable without regard to the vesting schedule set forth in Section 3(a) hereof, and the Optionee may exercise any unexercised portion or portions of the Option, in whole or in part, by giving an Exercise Notice to LPG not later than 5 calendar days after LPG has given the Optionee notice of the Reorganization. The method of payment for the shares of Common Stock to be purchased shall be in accordance with Section 4 of this Option Agreement. The exercise of the Option shall occur immediately preceding the closing of such Reorganization. The unexercised portion or portions of the Option shall automatically terminate if the Optionee fails to give such notice within such time period; provided, however, that in the event such Exercise Notice is given in contemplation of a Reorganization and the anticipated Reorganization is not consummated, there shall be no acceleration pursuant to this
Section 8 of the unexercised portion or portions of the Option, the unexercised portion or portions of the Option shall again become exercisable as provided in Section 3(a) above, and the notices given hereunder shall be withdrawn and considered a nullity. Notwithstanding any provision of this Section 8 to the contrary, if provision shall be made in connection with the Reorganization for the surviving or acquiring entity (if applicable) to assume and agree to perform this Agreement with respect to the unexercised portion or portions of the Option or to issue a substitute option or options in lieu thereof with terms and provisions substantially similar to this Agreement, then the unexercised portion or portions of the Option shall not be accelerated under the provisions of this Section 8 and shall, as applicable, be assumed or substituted in connection with the Reorganization.

     9. NOTICES. For purposes of this Agreement, all notices and other communications provided for in this Option Agreement shall be in writing and shall be (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) mailed by United States registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

        (i) If to LPG:
            7887 East Belleview Avenue
            Englewood, Colorado 80111
            Telecopy No.: 303/796-7576
            Attn: General Counsel

       (ii) If to the Optionee:
            Keith Gubbay
            7887 East Belleview Avenue


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

            Englewood, Colorado 80111
            Telecopy No.: 303/796-7576


Each of the parties hereto may change the address to which such party desires notices to be sent if such party notifies the other party hereto of such change in accordance with the provisions of this
Section 9. Any such notice shall be deemed to be given when received, if delivered personally or by courier or mailed; and when electronically confirmed, if sent by telefacsimile or similar device.

     10. ADDITIONAL COVENANTS. LPG shall not be required to sell or make delivery of any shares of Common Stock hereunder until it, in good faith, determines that such sale and delivery will not be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal law or regulation. The Optionee, by his acceptance of this Option Agreement, acknowledges and agrees that the Option and any shares of Common Stock issuable upon exercise thereof are being acquired by him for his own account for the purpose of investment and not for "sale" or other "distribution" thereof, as those terms are defined under the Securities Act. The Optionee agrees further that LPG may request, and the Optionee will deliver to LPG upon such request, Optionee's acknowledgment and agreement regarding investment intent in such detail and containing such terms and provisions as LPG shall deem appropriate and that any certificate evidencing such shares of Common Stock issued on exercise of the Option will bear certain legended information, including, without limitation, the following:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS
     CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT
     BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER THEREOF HAS
     PROVIDED EVIDENCE SATISFACTORY TO THE COMPANY (WHICH,
     IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION
     OF COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH
     OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
     TO A VOTING AGREEMENT (THE "VOTING AGREEMENT") DATED AS
     OF APRIL 23, 1992, AMONG THE ORIGINAL AND CURRENT HOLDERS
     OF SUCH SECURITIES AND THE COMPANY.  THE SECURITIES


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


     REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED
     EXCEPT IN ACCORDANCE WITH THE TERMS OF THE VOTING
     AGREEMENT.  A COPY OF THE VOTING AGREEMENT WILL BE
     FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER
     HEREOF UPON THAT HOLDER'S WRITTEN REQUEST.

     11. REGULATORY APPROVAL. The Option shall be subject to the requirement that, if at any time the Board of Directors of LPG shall determine, in good faith, that the consent or approval of any state or federal governmental or regulatory body is required as a condition of, or in connection with, the granting of the Option or the issuance or purchase of shares of Common Stock thereunder, or the exercise of the Option would violate any rule promulgated by any state or federal governmental or regulatory body, the Option may not be exercised in whole or in part unless and until such consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of LPG in its discretion exercised in good faith.

     12. VOTING AGREEMENT. LPG and the Optionee hereby agree that, from and after the exercise of the Option (or any portion or portions thereof) by the Optionee, the provisions applicable to certain existing stockholders of LPG (consisting of certain officers, directors and employees of LPG, and various other persons and entities) pursuant to that certain Voting Agreement dated as of April 23, 1992 by and among Hicks, Muse & Co. (TX) Incorporated, LPG, and the other persons listed on the signature pages thereof, shall inure to the benefit of, and be binding upon, the Optionee.

     13. REFERENCES. All references to "Sections" contained herein are, unless specifically indicated otherwise, references to sections of this Option Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate (and vice versa) and words of any gender shall include the other gender where appropriate.

     14. CAPTIONS. The captions, headings, and arrangements used in this Option Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     15. GOVERNING LAW. THIS OPTION AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF COLORADO, AND SHALL BE INTERPRETED AND ADMINISTERED, WITH RESPECT TO ISSUES OF CONTRACT LAW, UNDER THE SUBSTANTIVE LAWS OF THE STATE OF COLORADO, AND WITH RESPECT TO ISSUES OF CORPORATION LAW, UNDER THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE.


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     16. INVALID PROVISIONS.  If any provision of this Option Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Option Agreement, such provision shall be fully severable and this Option Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Option Agreement; and the remaining provisions of this Option Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Option Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Option Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     17. AMENDMENTS. Subject to the receipt of any required approvals or consents of third parties, this Option Agreement may be amended at any time and from time to time in whole or in part, or may be terminated, by an instrument in writing setting forth the particulars of such amendment or termination, as the case may be, duly executed by LPG and the Optionee.

     18. MULTIPLE COUNTERPARTS. This Option Agreement may be executed in a number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one agreement.

     19. WAIVER. No waiver of a failure by a party to comply with any of its obligations under this Option Agreement shall be binding unless executed in writing by the party to whom such compliance is owed. No waiver of any provision of this Option Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such a waiver constitute a continuing waiver unless otherwise expressly provided.

     20. ADMINISTRATION. This Option Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of the Committee with respect to the Plan and to this Option Agreement shall be final and binding upon the Optionee and LPG. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

     21. ENTIRE AGREEMENT. This Option Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein.

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

     22. SUCCESSORS AND ASSIGNS. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the foregoing and to Section 6 hereof, this Agreement shall inure to the benefit of and be binding upon the respective heirs, beneficiaries, successors and permitted assigns of each of the parties. All references herein to "LPG" or to the "Optionee" shall include the respective heirs, beneficiaries, successors, and permitted assigns thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.

                                       LIFE PARTNERS GROUP, INC.


                                       By:
                                           ----------------------------------
                                       Name:  JOHN H. MASSEY
                                             --------------------------------
                                       Title:
                                              -------------------------------

                                       /s/  KEITH GUBBAY
                                       --------------------------------------
                                       Keith Gubbay